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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1999 included in AVT Corporation's Form 10-K for the year ended December 31, 1998, and our report dated January 28, 1999, except for paragraphs 2 and 3 of Note 1, as to which the date is April 14, 1999, included in AVT Corporation's June 28, 1999 filing on Form 8-K/A and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP

Seattle, Washington,
June 28, 1999